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                                                                    Exhibit 21.1

NORDSTROM, INC. AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT

           Name of Subsidiary              State/Country of Incorporation
----------------------------------------   ------------------------------
Nordstrom fsb                              Arizona
Nordstrom Credit Card Receivables, LLC     Delaware
Nordstrom Credit, Inc.                     Colorado
Nordstrom Private Label Receivables, LLC   Delaware
Nordstrom Distribution, Inc.               Washington
N2HC, Inc.                                 Colorado
Nordstrom International Limited            Washington
Nordstrom European Capital Group           France